EXHIBIT 99.1

For Immediate Release

Contact:                         Willing L. Biddle, CEO or
John T. Hayes, CFO
Urstadt Biddle Properties Inc.
(203) 863-8200

URSTADT BIDDLE PROPERTIES INC. REPORTS FIRST QUARTER OPERATING RESULTS FOR FISCAL 2014

Greenwich, Connecticut, March 11, 2014 -- Urstadt Biddle Properties Inc. (NYSE: UBA and UBP), a real estate investment trust, today reported its operating results for the first quarter ended January 31, 2014.

Diluted funds from operations ("FFO") for the first quarter of fiscal 2014 were $7,972,000 or $0.23 per Common share and $0.26 per Class A Common share compared with $3,701,000 or $0.11 per Common share and $0.12 per Class A Common share in last year's first quarter. The FFO amounts above include several significant one-time items in fiscal 2014 and 2013.  In an effort to assist investors in analyzing changes to FFO, we have included a second FFO reconciliation table at the end of this report which explains the effect of these one-time items on the company's FFO per share.

Net income (loss) from continuing operations applicable to Common and Class A Common stockholders for the first quarter of fiscal 2014 was $3,012,000 or $0.09 per diluted Common share and $0.10 per diluted Class A Common share compared to ($1,089,000), or ($0.03) per diluted Common share and ($0.03) per diluted Class A Common share in last year's first quarter.  Net income in the three-month period ended January 31, 2014 included a gain on sale of properties of $12,612,000.

The per share amounts for both FFO and net income in the first quarter of fiscal 2013 include the dilutive effect of the issuance of 2.5 million Class A Common shares in a follow-on public offering and 5.175 million shares of a new Series F preferred stock, both in October 2012.  The common stock offering raised net proceeds of $48 million and the preferred stock offering raised an additional $125 million, which funds were not fully invested until May 2013.  $100 million of the preferred stock offering proceeds was used to redeem the Series E preferred stock in November 2013 and the Series C preferred stock, which was fully redeemed by May 2013.  As a result of these redemptions, the company incurred charges to expense the original issue costs of the preferred stock of $3.8 million in the first quarter of fiscal 2013.  The first quarter of fiscal 2013 also included payment of $476,000 in preferred stock dividends related to the Series C and Series E preferred stock, while the first quarter of fiscal 2014 did not include dividends on this preferred stock as all such shares were redeemed by May of fiscal 2013.  In addition, the per share amounts for FFO and net income for the three months ended January 31, 2014 and 2013 include one-time property acquisition costs of $371,000 and $153,000, respectively.

At January 31, 2014, the Company's consolidated core properties were approximately 90.2% leased, an increase of 0.12% from the end of fiscal 2013 and an increase of 1.06% from the end of fiscal 2012.  Overall core property occupancy decreased to 86.8% at January 31, 2014 from 86.9% at the end of fiscal 2013.  The Company has equity interests in five unconsolidated joint ventures (537,000 square feet).  At January 31, 2014, these joint ventures were approximately 97% leased.

Commenting on the quarter's operating results, Willing L. Biddle, President and CEO of UBP, said "We are extremely pleased to have continued our acquisition momentum started in fiscal 2013 by adding five more properties so far in fiscal 2014.  We purchased two properties in New Jersey, including the Boonton A&P shopping center in Boonton, a 63,000 square foot center anchored by an A&P grocery store and located in a high income region of New Jersey.  We also acquired the Bloomfield A&P shopping center located in Bloomfield, a 56,000 square foot center anchored by an A&P grocery store and a Walgreens pharmacy.  The third property is The Hub shopping center in Bethel, CT.  The Hub is a 31,000 square foot center anchored by a Rite-Aid Pharmacy and a large local wine retailer.  Lastly, we closed on 50% tenant-in-common interests in two properties subsequent to quarter end.  Both are located in Riverhead, NY at the eastern terminus of the Long Island Expressway.  The first of those two properties is a 194,000 square foot shopping center anchored by a new 167,000 square foot Wal-Mart and includes 27,000 square feet of newly built in-line retail space for which the company is in the process of negotiating leases with prospective tenants.  The second property is a free standing Applebee's Restaurant, with development rights for an additional 7,200 square feet of retail space.  The Wal-Mart center shares a traffic light with the Tanger Outlet Center located directly across the street."

Continuing, Mr. Biddle said, "Our focus continues to be leasing the remaining vacant space in our portfolio and it is one of the company's paramount goals for 2014.  We have recently completed the re-tenanting of nearly all of the previously vacant space in our Meriden, CT shopping center and are working diligently to complete the re-development of the Westchester Pavilion center in White Plains, NY, where we are seeking a zoning change that will increase the allowed buildable area to 860,000 from the current 190,000 square feet.  At our Chilmark center in Briarcliff Manor, NY we are well into re-development, including the construction of a new CVS scheduled for opening in the summer of this year.   A significant milestone was reached this quarter when we completed the sale of our two remaining industrial properties in St. Louis, MO and Dallas, TX for $14.75 million.  Structuring the transaction as a tax-deferred exchange allowed the capital to remain in the company and permitted us to deploy the proceeds of that sale to acquire the Bethel, CT shopping center and a portion of the Long Island properties described above.  Although these two sales were slightly dilutive in the short term and reduced FFO in the first quarter, they improved the company's balance sheet, removed the last industrial properties from the portfolio and redeployed the capital into our core retail property type to which we can more easily add value."

Urstadt Biddle Properties Inc. is a self-administered equity real estate investment trust which owns or has equity interests in 65 properties containing approximately 4.8 million square feet of space.  Listed on the New York Stock Exchange since 1970, it provides investors with a means of participating in ownership of income-producing properties. It has paid 177 consecutive quarters of uninterrupted dividends to its shareholders since its inception and has raised total dividends to its shareholders for the last 21 consecutive years.

Non-GAAP Financial Measure
Funds from Operations ("FFO")

The company considers FFO to be a meaningful additional measure of operating performance because it excludes the assumption that the value of its real estate assets diminishes predictably over time and industry analysts have accepted it as a performance measure.  FFO is presented to assist investors in analyzing the performance of the company.  The company reports FFO in addition to net income applicable to common shareholders and net cash provided by operating activities.  FFO is helpful as it excludes various items included in net income that are not indicative of the company's operating performance, such as gains (or losses) from sales of property and depreciation and amortization.  The company has adopted the definition suggested by the National Association of Real Estate Investment Trusts ("NAREIT").  The company defines FFO as net income computed in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP"), excluding gains (or losses) from sales of property plus real estate related depreciation and amortization, and after adjustments for unconsolidated joint ventures.  FFO does not represent cash flows from operating activities in accordance with U.S. GAAP and is not indicative of cash available to fund cash needs.  FFO should not be considered as an alternative to net income as an indicator of the company's operating performance or as an alternative to cash flow as a measure of liquidity.  Since all companies do not calculate FFO in a similar fashion, the company's calculation of FFO presented herein may not be comparable to similarly titled measures as reported by other companies.  This quarter, the company also has presented an alternative table of reconciliation between Net Income Available to Common and Class A Common Stockholders and FFO, removing the effects of preferred stock redemption costs, excess preferred stock dividends and property acquisition costs from both fiscal 2013 and fiscal 2014 operating results.

Certain statements contained herein may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  Such factors include, among other things, risks associated with the timing of and costs associated with property improvements, financing commitments and general competitive factors.

 (Table Follows)

URSTADT BIDDLE PROPERTIES INC. (NYSE: UBA AND UBP)
FIRST QUARTER 2014 RESULTS
 (in thousands, except per share data)

	Three Months Ended
	January 31,
	2014	2013
Revenues
Base rents	$18,214	$16,942
Recoveries from tenants	6,382	6,323
Lease termination income	67	-
Other income	532	725
Total Revenues	25,195	23,990

Operating Expenses
Property operating	4,926	5,258
Property taxes	4,332	3,808
Depreciation and amortization	4,576	4,139
General and administrative	2,104	2,152
Provision for tenant credit losses	127	253
Acquisition costs	371	153
Directors' fees and expenses	90	108
Total Operating Expenses	16,526	15,871
Operating Income	8,669	8,119

Non-Operating Income (Expense):
Interest expense	(2,404)	(2,220)
Equity in net income from unconsolidated joint ventures	306	182
Interest, dividends and other investment income	50	732

Income from continuing operations before discontinued operations	6,621	6,813
Discontinued operations:
Income from discontinued operations	141	383
Gain on sale of properties	12,612	-
Income from Discontinued Operations	12,753	383
Net Income	19,374	7,196
Noncontrolling interests
Net income attributable to noncontrolling interest	(156)	(182)
Net income attributable to Urstadt Biddle Properties Inc.	19,218	7,014
Preferred stock dividends	(3,453)	(3,961)
Redemption of preferred stock	-	(3,759)

Net Income (Loss) Applicable to Common and Class A Common Stockholders	$15,765	$(706)

Diluted Earnings (Loss) Per Share:
Per Common Share:
Income from continuing operations	$0.09	$(0.03)
Income from discontinued operations	$0.37	$0.01
Net Income Applicable to Common Stockholders	$0.46	$(0.02)

Per Class A Common Share:
Income from continuing operations	$0.10	$(0.03)
Income from discontinued operations	$0.41	$0.01
Net Income Applicable to Class A Common Stockholders	$0.51	$(0.02)

Weighted Average Number of Shares Outstanding (Diluted):
Common and Common Equivalent	8,344	7,543
Class A Common and Class A Common Equivalent	23,350	23,120

The following information summarizes the Company's results of operations for the three month ended January 31, 2014 and 2013 (in thousands, except percentage amounts):

	Three Months Ended
	January 31,				Change Attributable to:
Revenues	2014	2013	Increase (decrease)	% Change	Property Acquisitions		Properties Held In Both Periods
Base rents	$18,214	$16,942	$1,272	7.5%	$1,247		$25
Recoveries from tenants	6,382	6,323	59	0.9%	432		(373)
Other income	532	725	(193)	(26.6%)	-		(193)

Operating Expenses
Property operating expenses	4,926	5,258	(332)	(6.3%)	281		(613)
Property taxes	4,332	3,808	524	13.8%	290		234
Depreciation and amortization	4,576	4,138	438	10.6%	409		29
General and administrative expenses	2,104	2,152	(48)	(2.2%)	n/	a	n/	a

Other Income/Expenses
Interest expense	2,404	2,220	184	8.3%	322		(138)
Interest, dividends and other investment income	50	732	(682)	(93.2%)	n/	a	n/	a

Revenues:
Base rents increased by 7.5% to $18.2 million for the three month period ended January 31, 2014 as compared with $16.9 million in the comparable period of 2013. The change in base rentals and the changes in other income statement line items were attributable to:

Property Acquisitions:

In fiscal 2013 and the first quarter of fiscal 2014, the company purchased equity interests in 14 properties totaling approximately 327,000 square feet of GLA.  These properties accounted for all of the revenue and expense changes attributable to property acquisitions during the three month period ended January 31, 2014.  In addition, the company purchased an equity interest in two properties in fiscal 2013 that are accounted for by the equity method of accounting and are not consolidated into the financial statements of the company and as such are not included in any of the variance analysis presented below.

Properties Held in Both Periods:

Base rents were relatively unchanged in the first quarter of fiscal 2014 when compared with the corresponding prior period as the percentage of the portfolio that was leased was relatively unchanged in the first quarter of fiscal 2014 when compared to the corresponding prior period.  In the quarter ended January 31, 2014, the company leased or renewed approximately 137,200 square feet (or approximately 3.2% of total consolidated core property leasable area).  At January 31, 2014, the company's consolidated core properties were approximately 90.2% leased, an increase of 0.12% from the end of fiscal 2013 and an increase of 1.06% from the end of fiscal 2012.  Overall core property occupancy decreased to 86.8% at January 31, 2014 from 86.9% at the end of fiscal 2013.

In the three month period ended January 31, 2014, recoveries from tenants for properties owned in both periods (which represents reimbursements from tenants for operating expenses and property taxes) decreased by a net $373,000.  This net decrease was a result of lower operating expenses at company properties held in both periods of $613,000 due predominantly to an a decrease in parking lot repairs partially offset by an increase in snow removal costs.

Interest, dividends and other investment income decreased by $682,000 in the three month period ended January 31, 2014, when compared with the corresponding period from the prior year, predominantly as a result of the company investing approximately $27 million of the proceeds from its two equity offerings completed in October 2012 in income producing securities in the first quarter of fiscal 2013, which securities were sold in the third quarter of fiscal 2013.

Property operating expenses for properties held in both periods decreased by $613,000 in the three month period ended January 31, 2014 when compared with the corresponding period from the prior year due predominantly to a decrease in parking lot repairs partially offset by an increase in snow removal costs.

Real estate taxes for properties held in both periods were up $234,000 as a result of normal tax assessment increases.

Interest expense for properties held in both periods decreased by $138,000 in the three month period ended January 31, 2014 when compared with the corresponding period from the prior year as a result of normal principal amortization.

Depreciation and amortization expense from properties held in both periods was relatively unchanged.

General and administrative expenses decreased by a net $48,000 in the three month period ended January 31, 2014, when compared to the corresponding period in fiscal 2013, primarily due to a decrease in professional and stock exchange fees offset by an increase in compensation and benefits.

(Table Follows)

URSTADT BIDDLE PROPERTIES INC. (NYSE: UBA AND UBP)
FIRST QUARTER 2014 RESULTS
 (in thousands, except per share data)

Reconciliation of Net Income (Loss) Available to Common and Class A Common Stockholders To Funds From Operations:	Three Months Ended January 31,
	2014	2013
Net Income (loss) Applicable to Common and Class A Common Stockholders	$15,765	$(706)

Real property depreciation	3,765	3,228
Amortization of tenant improvements and allowances	678	800
Amortization of deferred leasing costs	114	112
Depreciation and amortization on unconsolidated joint ventures	262	188
(Gain)/Loss on sale of property	(12,612)	79
Funds from Operations Applicable to Common and Class A Common Stockholders	$7,972	$3,701

Funds from Operations (Diluted) Per Share:
Common	$.23	$.11
Class A Common	$.26	$.12

The following table reconciles the company's net income (loss) available to Common and Class A Common Stockholder to Funds From Operations after removing the preferred stock redemption charges, property acquisition costs and excess preferred stock dividends:

Reconciliation of Net Income (Loss) Available to Common and Class A Common Stockholders To Recurring Funds From Operations:	Three Months Ended January 31,
	2014	2013
Net Income (loss) Applicable to Common and Class A Common Stockholders	$15,765	$(706)
Add: Redemption of preferred stock charges	-	3,759
Add: Property acquisition costs	371	153
Add: Excess preferred stock dividends (Note 1)	-	476
Net Income Applicable to Common and Class A Common Stockholders	16,136	3,682

Real property depreciation	3,765	3,228
Amortization of tenant improvements and allowances	678	800
Amortization of deferred leasing costs	114	112
Depreciation and amortization on unconsolidated joint ventures	262	188
(Gain)/Loss on sale of property	(12,612)	79
Funds from Operations Applicable to Common and Class A Common Stockholders	$8,343	$8,089

Funds from Operations (Diluted) Per Share:
Common	$.24	$.24
Class A Common	$.27	$.26

Note 1 – The Company sold preferred stock in October of 2012 for the main purpose of redeeming its Series E and Series C preferred stock.  The company redeemed the Series E on November 21, 2012 and redeemed the Series C preferred stock in various stages through May of 2013.  The company incurred excess preferred stock dividends of approximately $476,000 in the first quarter of fiscal 2013 as a result of having the new series of preferred stock outstanding prior to being able to redeem the series C and E preferred stock.

URSTADT BIDDLE PROPERTIES INC. (NYSE: UBA AND UBP)
FIRST QUARTER 2014 RESULTS
 (in thousands)

Balance Sheet Highlights
(in thousands)
	January 31,	October 31,
	2014	2013
	(Unaudited)
Assets
Cash and Cash Equivalents	$7,073	$2,945

Real Estate investments before accumulated depreciation	$769,294	$732,159

Investments in and advances to unconsolidated joint ventures	$30,939	$31,432

Total Assets	$693,150	$650,026

Liabilities
Revolving credit lines	$25,600	$9,250

Mortgage notes payable and other loans	$181,046	$166,246

Total liabilities	$226,556	$192,269

Redeemable Noncontrolling Interests	$11,374	$11,843

Total Stockholders' Equity	$455,220	$445,914